PRICING SUPPLEMENT NO. 31                                         Rule 424(b)(3)
DATED: December 16, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)



                                $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:           Floating Rate Notes        Book Entry Notes
$40,000,000                 [x]                        [x]
Original Issue Date:        Fixed Rate Notes           Certificated Notes
December 23, 1998           [_]                        [_]

Maturity Date:              CUSIP#: 073928 GC 1
December 23, 1999
Option to Extend Maturity:  No  [x]
                            Yes [_]   Final Maturity Date:


                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[_]     Federal Funds Rate                 Interest Reset Date(s): *

[_]     Treasury Rate                      Interest Reset Period: Monthly

[_]     LIBOR Reuters                      Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                         Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.20%

----------------------------------------



NYFS04...:\25\22625\0122\2041\SUPD218M.020

*     1/25/99, 2/23/99, 3/23/99, 4/23/99, 5/24/99, 6/23/99,
      7/23/99, 8/23/99, 9/23/99, 10/23/99 and 11/23/99.

**    1/25/99, 2/23/99, 3/23/99, 4/23/99, 5/24/99, 6/23/99, 7/23/99, 8/23/99,
      9/23/99, 10/23/99, 11/23/99 and 12/23/99.

*** The one-month LIBOR rate on December 21, 1998 plus 20 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.









                                     2